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                                                                       EXHIBIT 5
                                                                       ---------

                                                               Moore & Van Allen

                                                          Moore & Van Allen PLLC
                                                                Attorneys at Law

                                                                      Suite 4700
                                                          100 North Tryon Street
                                           Charlotte, North Carolina  28202-4003

                                                                 T  704 331 1000
                                                                 F  704 331 1159
                                                                  www.mvalaw.com

                                October 18, 2001



Red Hat, Inc.
2600 Meridian Parkway
Durham, NC 27713

         Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We are acting as counsel for Red Hat, Inc., a Delaware corporation (the "Company"), in connection with the registration on a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of the offer and sale of up to 15,000,000 shares of Common Stock, par value $.0001 per share, of the Company (the "Shares") to be issued upon the exercise of options outstanding under the Red Hat, Inc. 1999 Stock Option and Incentive Plan, as amended on August 2, 2001 (the "Plan").

In rendering our opinion, we have examined, and are familiar with, and have relied as to factual matters solely upon, originals or copies certified, or otherwise identified to our satisfaction, of such documents, corporate records or other instruments as we have deemed necessary or appropriate for the purposes of the opinion set forth herein, including, without limitation, (a) the Plan,
(b) the Company's Third Amended and Restated Certificate of Incorporation, as amended, (c) the Company's Amended and Restated By-laws, as amended, (d) a specimen of the form of certificate evidencing the Shares and (e) the minute books and stock records of the Company.

Based upon and subject to the foregoing, we are of the opinion that the Shares are duly authorized and, when issued and delivered pursuant to the terms of the Plan and the terms of any agreement relating to any of the options granted thereunder, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                               Very truly yours,


                                               MOORE & VAN ALLEN PLLC